Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-199955, 333-192596) and Form S-8 (Nos. 333-128430, 333-147107, 333-169001 and 333-196363) of Builders FirstSource, Inc. of our report dated March 4, 2015 relating to the combined financial statements of ProBuild Holdings, Inc., which appears in this Current Report on Form 8-K of Builders FirstSource, Inc. dated May 1, 2015.

/s/ PricewaterhouseCoopers LLP

Denver, CO

May 1, 2015